UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 3, 2024, Safe & Green Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a single accredited institutional investor (the “Purchaser”). Pursuant to the Securities Purchase Agreement, the Purchaser agreed to purchase 130,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and pre-funded warrants to purchase 1,249,310 shares of Common Stock in lieu thereof (the “Pre-Funded Warrants”) and common warrants (the “Common Warrants”) to purchase up to 2,758,620 shares of Common Stock. Pursuant to the Securities Purchase Agreement, the combined offering price of each Share and Common Warrant was set at $2.90 and the combined offering price of each Pre-Funded Warrant and Common Warrant was set at $2.8999. The Shares, the Pre-Funded Warrants, the Common Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants are collectively referred to herein as the “Securities.”

Pre-Funded Warrants and Common Warrants

The Pre-Funded Warrants are exercisable immediately following the date of issuance, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001 per share. The Common Warrants are exercisable immediately following the date of issuance, have a term of five years from the effective date of the Registration Statement (as defined below) registering the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants and have an exercise price of $2.65 per share. A holder may not exercise any Pre-Funded Warrants that would cause the aggregate number of shares of common stock beneficially owned by the holder to exceed 9.99% of the Company’s outstanding Common Stock immediately after exercise. A holder may not exercise any Common Warrants that would cause the aggregate number of shares of common stock beneficially owned by the holder to exceed 4.99% of the Company’s outstanding Common Stock immediately after exercise. The Pre-Funded Warrants and the Common Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company’s stockholders. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants and the Common Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants and the Common Warrants, respectively, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants and the Common Warrants immediately prior to such transaction. The Pre-Funded Warrants and the Common Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.

In the event of a “Fundamental Transaction,” which term is defined in the Pre-Funded Warrants and the Common Warrants and generally includes (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (as defined in the Pre-Funded Warrants and Common Warrants) in which the Company is not the surviving entity (other than a reincorporation in a different state, a transaction for changing the Company’s name, or a similar transaction pursuant to which the surviving company remains a public company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions (which, for the avoidance of doubt, shall not include such transactions that do not require approval of the Company’s stockholders), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property other than a stock split, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the voting power of the common equity of the Company, the holders of the Pre-Funded Warrants and Common Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants and the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Common Warrants) of the remaining unexercised portion of the Common Warrants on the date of consummation of such Fundamental Transaction.

There is no established trading market for the Pre-Funded Warrants or the Common Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The Private Placement closed on May 7, 2024. The Company received gross proceeds from the Private Placement of approximately $4.0 million before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes and potential repayment of indebtedness.

The foregoing description of the Securities Purchase Agreement, the Pre-Funded Warrants and the Common Warrants issued under the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of (i) the form of Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, (ii) the form of Pre-Funded Warrant issued under the Securities Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1 and is incorporated by reference herein, and (iii) the form of Common Warrant issued under the Securities Purchase Agreement, a copy of which is attached to this report as Exhibit 4.2 and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated May 3, 2024 (the “Registration Rights Agreement”) with the Purchaser requiring the Company to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants under a registration statement on Form S-3 (or a Form S-1 if the Company is not then eligible to register for resale the Securities on Form S-3) (the “Registration Statement”). The Company is required to prepare and file the Registration Statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than 15 days following the closing (the “Closing Date”) of the Private Placement (the “Filing Deadline”), and to use commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable thereafter, and in any event no later than 30 days of the Filing Deadline if “no review” of the Registration Statement by the SEC and 45 days of the Filing Deadline in the event of a “full review” of the Registration Statement by the SEC.

The Registration Rights Agreement further provides that in the event that (i) the Company has not filed the Registration Statement or a final prospectus within the prescribed time period, (ii) the SEC has not declared effective the Registration Statement within the prescribed time period, (iii) the Registration Statement ceases to be effective and available to the Purchaser under certain circumstances, and (iv) the Company fails to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended, other than Current Reports on Form 8-K, the Company shall pay to the holders of registrable securities, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.5% of the aggregate purchase price paid by the Purchaser multiplied by the percentage of such Purchaser’s registrable securities that are not covered by the Registration Statement, up to a maximum of 10.5% of such aggregate purchase price.

The Company has granted the Purchaser customary indemnification rights in connection with the Registration Rights Agreement. The Purchaser has also granted the Company customary indemnification rights in connection with the Registration Statement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by references to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Placement Agency Agreement

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent for the Private Placement. In consideration of the services to be provided, the Company agreed to pay the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds raised from the sale of the Securities. The Company further agreed to issue to the Placement Agent and/or its designees on the Closing Date, warrants to purchase such number of Common Stock equal to five percent (5%) of the shares of Common Stock and Pre-Funded Warrants issued at the closing (the “Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing on the date of issuance and will terminate five years from the date of commencement of sales of the Private Placement. The exercise price of the Placement Agent’s Warrants is $2.65.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The foregoing description of the Placement Agency Agreement and the Placement Agent’s Warrants does not purport to be complete and is qualified in its entirety by references to the full text of (i) the form of Placement Agency Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein, and (ii) the form of Placement Agent’s Warrant, a copy of which is attached to this report as Exhibit 4.3 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the offering and sale of the Securities, the Placement Agent’s Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent’s Warrants was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Securities, the Placement Agent’s Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent’s Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On May 6, 2024, the Company issued a press release announcing the transactions contemplated pursuant to the Securities Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agency Agreement, dated May 3, 2024, by and between Safe & Green Holdings Corp. and A.G.P./Alliance Global Partners, as sole Placement Agent
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent’s Warrant
10.1*	Form of Securities Purchase Agreement, dated May 3, 2024, by and between Safe & Green Holdings Corp. and the Purchaser named therein
10.2*	Form of Registration Rights Agreement, dated May 3, 2024, by and between Safe & Green Holdings Corp. and the Purchaser named therein
99.1	Press release issued by Safe & Green Holdings Corp. on May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe & Green Holdings Corp.

Dated: May 9, 2024	By:	/s/ Patricia Kaelin
		Name:	Patricia Kaelin
		Title:	Chief Financial Officer

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